Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Petros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share (2)	457(h)	10,966	$32.469	(3)	$359,459.24	$110.20 per $1,000,000	$39.61
Equity	Common stock, par value $0.0001 per share (4)	457(c)	40,238	$2.045	(5)	$82,286.71	$110.20 per $1,000,000	$9.07
Equity	Common stock, par value $0.0001 per share (6)	457(c)	100,932	$2.045	(5)	$206,405.94	$110.20 per $1,000,000	$22.75

Total Offering Amounts						$648,151.89		$71.43
Total Fee Offsets (7)								$0
Net Fee Due								$71.43

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of shares of common stock, par value $0.0001 per share (the “Common Stock”), as may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Represents shares of Common Stock issuable pursuant to outstanding stock options granted under the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (as amended and restated, the “2020 Plan”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the weighted average exercise price of such options.

(4)	Represents shares of Common Stock underlying restricted stock unit awards granted under the 2020 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock reported on The Nasdaq Stock Market on December 20, 2022.

(6)	Represents shares of Common Stock available for issuance pursuant to unissued equity awards under the 2020 Plan.

(7)	The Registrant does not have any fee offsets.

Table 2— Fee Offset Claims and Sources

N/A